Exhibit 23 (i)

                               BELL, BOYD & LLOYD
                           Three First National Plaza
                       70 West Madison Street, Suite 3300
                          Chicago, Illinois 60602-5046
                                  312 372-1121
                                Fax 312 372-2098


                                August 31, 1998

     As counsel for Artisan Funds, Inc. (the "Registrant"), we consent to the incorporation by reference of our opinion for each of the Registrant's series, filed with the Registrant's registration statement on Form N-1A, Securities Act File No. 33-88316 on each of the dates listed below:

Series                             Date of Opinion     Date of Filing
------                             ---------------     --------------

Artisan Small Cap Fund             March 8, 1995       November 27, 1995
Artisan International Fund         October 13, 1995    November 27, 1995
Artisan Mid Cap Fund               April 10, 1997      April 11, 1997
Artisan Small Cap Value Fund       June 6, 1997        June 6, 1997

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                    /s/ Bell, Boyd & Lloyd

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